SCHEDULE 14A
                                    (RULE 14A-101)

                       INFORMATION REQUIRED IN PROXY STATEMENT
                               SCHEDULE 14A INFORMATION
             PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                       EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the registrant /x/

Filed by a party other than the registrant / /

Check the appropriate box:

/ / Preliminary proxy statement  / /Confidential, For Use of the Commission Only
/X/ Definitive proxy statement       [as Permitted by rule14a-6(e)(2)]
/ / Definitive additional materials
/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               THE BOMBAY COMPANY, INC.
                (Name of Registrant as Specified in Its Charter)

     Michael J. Veitenheimer, Vice President, Secretary and General Counsel
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/x/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       (1)     Title of each class of securities to which transaction applies:

       (2) Aggregate number of securities to which transactions applies:


       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:


/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
________________________________________________________________________________

     (2)  Form, Schedule or Registration Statement No.:
________________________________________________________________________________

     (3)  Filing Party:
________________________________________________________________________________

     (4)  Date Filed:
________________________________________________________________________________


                            THE BOMBAY COMPANY, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 20, 1999

To the Shareholders:

      The Annual Meeting of Shareholders of The Bombay Company, Inc. will be held at the Dorothea Leonhardt Lecture Hall at the Botanic Garden Center Complex, 3220 Botanic Garden Blvd., Fort Worth, Texas, on May 20, 1999, at 9:00 a.m. (C.D.T.) for the following purposes:

     1. To elect three directors in Class B to serve for three-year terms expiring in 2002, or until their successors are elected and qualified; and

     2. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

      By resolution of the Board of Directors, only shareholders of record as of the close of business on March 24, 1999, are entitled to notice of, and to vote at, the Annual Meeting. The transfer books will not be closed. The Annual Report of the Company, including financial statements for the fiscal year ended January 30, 1999, has been mailed to all shareholders.


                                            By Order of the Board of Directors


                                                       MICHAEL J. VEITENHEIMER
                                            ~Vice~President,~Secretary~~~~~~~
                                               ~~and~General~Counsel~~~~~~~~~~







Fort Worth, Texas
April 9, 1999

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                            THE BOMBAY COMPANY, INC.
                               550 Bailey Avenue
                            Fort Worth, Texas 76107
                                 (817) 347-8200

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 20, 1999


                     SOLICITATION AND REVOCABILITY OF PROXY

      This Proxy Statement and the accompanying proxy, first mailed to shareholders on April 9, 1999, is furnished in connection with the solicitation of proxies by the Board of Directors of The Bombay Company, Inc. (the "Company") for use at the annual meeting of shareholders for the fiscal year ended January 30, 1999, which meeting is to be held on May 20, 1999, (the "Annual Meeting") or at any adjournment(s) thereof. Giving the proxy will not in any way affect a shareholder's right to attend the Annual Meeting and to vote in person. A proxy may be revoked at any time before it is exercised by requesting its return in writing to the Secretary at the office of the Company prior to or at the Annual Meeting, by the attendance and voting by a shareholder at the Annual Meeting or by the execution and delivery to the Company of a proxy dated subsequent to a prior proxy.

      A proxy in the accompanying form which is properly signed, dated, returned and not revoked will be voted in accordance with the instructions contained therein. Unless authority to vote for the election of directors (or for any one or more nominees) is withheld, proxies will be voted for the slate of three directors as proposed by the Board, and, if no contrary instructions are given, proxies will be voted for approval of any remaining item on the proxy. Discretionary authority is provided in the proxy as to any matters not specifically referred to therein. Management is not aware of any other matters which are likely to be brought before the Annual Meeting. However, if any such matters are properly raised, it is understood that the proxy holder or holders are fully authorized to vote thereon in accordance with his or their judgment and discretion.

     The cost of soliciting proxies in the accompanying form has been, or will be, paid by the Company. In addition to the solicitation of proxies by use of the mails, certain officers and regular employees (who will receive no compensation therefore in addition to their regular salaries) may be used to solicit proxies personally and by telephone. In addition, banks, brokers and other custodians, nominees and fiduciaries will be requested to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company will reimburse such persons for their expenses in so doing. To the extent necessary in order to assure sufficient representation, a commercial proxy solicitation firm may be engaged to assist in the solicitation of proxies. Whether such a measure will be necessary depends entirely upon how promptly proxies are received. No outside proxy solicitation firm has been selected or employed with respect to the Annual Meeting as of the date of this Proxy Statement, and the costs of any such services cannot be estimated at this time.

                       RECORD DATE AND VOTING SECURITIES

     The Board of Directors has fixed the close of business on March 24, 1999, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. As of the record date for the Annual Meeting, there were outstanding 37,116,994 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share held by such person.

                               SECURITY OWNERSHIP

PRINCIPAL SHAREHOLDERS

     The following table sets forth information based upon the records of the Company and filings with the Securities and Exchange Commission as of March 24, 1999, with respect to each person known to be the beneficial owner of more than five percent (5%) of any class of the Company's voting securities.

                    NAME AND ADDRESS OF                     AMOUNT AND NATURE OF     PERCENT
   TITLE OF CLASS   BENEFICIAL OWNERSHIP                    BENEFICIAL OWNERSHIP(1)  OF CLASS

   Common Stock    Crabbe Huson Group, Inc.                 4,868,900 shares (2)     13.1%
                   121 SW Morrison, Suite 1400
                   Portland, OR 97204

   Common Stock    State of Wisconsin Investment Board      3,794,300 shares (3)     10.2%
                   P.O. Box 7842
                   Madison, WI 53707

   Common Stock    Capital Research and Management Company  3,043,000 shares (4)       8.2%
                   333 South Hope Street
                   Los Angeles, CA 90071

   Common Stock    Diminsional Fund Advisors Inc.            2,001,600 shares (5)      5.4%
                   1299 Ocean Avenue, 11th Floor
                   Santa Monica, CA 90401
___________

(l)Shares are deemed to be "beneficially owned" by a person if such person, directly or indirectly, has or shares (i) the voting power thereof, including the power to vote or to direct the voting of such shares, or (ii) the investment power with respect thereto, including the power to dispose or direct the disposition of such shares. In addition, a person is deemed to beneficially own any shares of which such person has the right to acquire beneficial ownership within 60 days.

(2)Crabbe Huson Group, Inc. filed with the Securities and Exchange Commission a
   Schedule 13G dated February 12, 1999.

(3)The State of Wisconsin Investment Board filed with the Securities and Exchange Commission an Amended Schedule 13G dated January 16, 1999.

(4)Capital Research and Management Company filed with the Securities and Exchange Commission a Schedule 13G dated February 8, 1999.

(5)Diminsional Fund Advisors Inc. filed with the Securities and Exchange Commission a Schedule 13G dated February 11, 1999.

SECURITIES OWNED BY MANAGEMENT

     The table below sets forth as of March 24, 1999, the numbers of shares of Common Stock beneficially owned by each director and director nominee of the Company, each executive officer named in the Summary Compensation Table and all directors and executive officers of the Company as a group.

TITLE OF                                      AMOUNT AND NATURE            PERCENT OF
CLASS         NAME OF BENEFICIAL OWNERSHIP    OF BENEFICIAL OWNERSHIP(1)   CLASS

Common Stock  Barbara Bass                     114,135(2)                   *
Common Stock  George B. Cobbe                    5,000(3)                   *
Common Stock  Elaine D. Crowley                 91,214(4)                   *
Common Stock  Edmund H. Damon                   69,171(5)                   *
Common Stock  Glenn E. Hemmerle                  9,600(6)                   *
Common Stock  Robert S. Jackson                143,441(7)                   *
Common Stock  James A. Marcum                    5,000                      *
Common Stock  A. Roy Megarry                    24,750(8)                   *
Common Stock  Carmie Mehrlander                 69,999(9)                   *
Common Stock  Brian N. Priddy                   21,451(10)                  *
Common Stock  Robert E. Runice                  38,312(11)                  *
Common Stock  Carson R. Thompson               190,888(12)                  *
Common Stock  Michael J. Veitenheimer          144,931(13)                  *
Common Stock  All present executive          1,042,238(14)                 2.8%
              officers and directors as a
              group (17 persons)

*Less than one percent (1%)

(1)Directors and executive officers have sole voting and investment powers of the shares shown unless otherwise indicated below. Includes shares which may be acquired by the exercise of options within sixty days after March 24, 1999. Does not include units acquired under Director Stock Deferral Plan in lieu of cash retainers and meeting fees, which may not be acquired within 60 days.

(2)Includes 41,062 shares which may be acquired upon exercise of options. Ms. Bass disclaims beneficial ownership of 45,000 shares listed above which are owned by her spouse. Ms. Bass also owns 3,933 units under the Director Stock Deferral Plan.

(3)Mr. Cobbe also owns 1,964 units under the Director Stock Deferral Plan.

(4)Includes 64,996 shares which may be acquired upon exercise of options.
(5)Includes 50,124 shares which may be acquired upon exercise of options. Mr. Damon disclaims beneficial ownership of 6,157 shares listed above which are owned by his spouse and a trust for the benefit of his children. He also owns 654 units under the Director Stock Deferral Plan.

(6)Includes 6,600 shares which may be acquired upon exercise of option. Mr. Hemmerle also owns 9,296 units under the Director Stock Deferral Plan.

(7)Includes 89,880 shares which may be acquired upon exercise of options. Mr. Jackson also owns 878 units under the Director Stock Deferral Plan.

(8)Includes 17,050 shares which may be acquired upon exercise of options. Mr. Megarry disclaims beneficial ownership of 4,700 shares listed above which are owned by his spouse.

(9)Includes 55,999 shares which may be acquired upon exercise of options.

(10)  Includes 16,751 shares which may be acquired upon exercise of options.

(11) Includes 24,812 shares which may be acquired upon exercise of options. Mr. Runice also owns 17,966 units under the Director Stock Deferral Plan.

(12)  Includes 19,750 shares which may be acquired upon exercise of options.

(13)  Includes 70,790 shares which may be acquired upon exercise of options.

(14) Includes 540,129 shares which may be acquired upon exercise of options held by executive officers and directors.

                             ELECTION OF DIRECTORS

                                    (ITEM 1)
     The Certificate of Incorporation of the Company provides that the members of The Bombay Company, Inc. Board of Directors shall be divided into three classes, as nearly equal in number as possible, each of which is to serve for three years, with one class being elected each year. The terms of office of the directors in Class B expire with this Annual Meeting. Mr. Carson R. Thompson's term expires and he will retire from the Board at the Annual Meeting. The Board of Directors has nominated Mr. James A. Marcum for the position being vacated by Mr. Thompson.

     To be elected as a director, each nominee must receive the favorable vote of a plurality of the shares represented and entitled to be voted at the Annual Meeting. The persons named in the enclosed form of Proxy, unless otherwise directed, intend to vote such Proxy FOR the election of the nominees named below as directors for the term specified. If any nominee becomes unavailable for any reason, the persons named in the form of Proxy are expected to consult with management in voting the shares represented by them. Management has no reason to doubt the availability of any of the nominees to serve and no reason to believe that any of the nominees will be unavailable or unwilling to serve if elected to office. Except as limited by the Certificate of Incorporation or bylaws, to the knowledge of management, the nominees intend to serve the term for which election is sought. Cumulative voting is not permitted by the Certificate of Incorporation.

     The Board of Directors has nominated three persons for election as directors in Class B at this Annual Meeting to serve for three-year terms expiring in 2002 or until their successors are elected and qualified. Mr. George B. Cobbe and Ms. Carmie Mehrlander are currently serving as directors, and Mr. James A. Marcum has been nominated as a new director. All three individuals have consented to serve upon election.


             DIRECTORS AND CANDIDATE WHO ARE NOMINATED FOR ELECTION
                                      PRINCIPAL              DIRECTOR  TERM TO
                                     OCCUPATION                SINCE    EXPIRE
DIRECTOR'S NAME    AGE

George B. Cobbe     61   Private Investor and retired Vice     1998      2002
                         President, Hewlett-Packard Company

James A. Marcum     39   Vice Chairman and Chief Financial      N/A      2002
                         Officer, Stage Stores, Inc.

Carmie Mehrlande    47   President and Chief Operating         1998      2002
                         Officer of the Company


               CONTINUING DIRECTORS WHOSE TERMS ARE NOT EXPIRING

                                      PRINCIPAL              DIRECTOR  TERM TO
                                     OCCUPATION                SINCE    EXPIRE
DIRECTOR'S NAME    AGE

Barbara Bass        48   Private Investor                      1993      2001

Edmund H. Damon     69   Private Investor and former           1984      2000
                         President and Chief Executive
                         Officer, Pantasote, Inc.

Glenn E. Hemmerl    53   President and Chief Executive         1997      2000
                         Officer, The Johnny Rockets Group,
                         Inc.

Robert S. Jackso    53   Chief Executive Officer of the        1991      2001
                         Company
A. Roy Megarry      62   Corporate Director and Former         1994      2001
                         Chairman and Publisher, The Globe
                         and Mail and Consultant to Thomson
                         Newspapers

Robert E. Runice    69   Private Investor and retired Vice     1985      2000
                         President and President, Commercial
                         Development Division, US West, Inc.

    Additional information regarding the three nominees for election as directors and the continuing directors of the Company is as follows:

NOMINEES

    George B. Cobbe has been a director of the Company since July 21, 1998, when he was selected to fill the vacancy created by the resignation of Mr. Clayton Niles. Mr. Cobbe is a private investor following his retirement as Vice President and Managing Director-Americas of Hewlett-Packard Company on March 1, 1998. Mr. Cobbe's career began at Hewlett-Packard in 1961 and progressed from Marketing Engineer to Product Marketing Manager to Regional Marketing Manager for several major product groups. In 1984 he was named President and General Manager of Samsung-Hewlett-Packard, Hewlett-Packard's joint venture in South Korea. He became President and CEO of Hewlett-Packard's Canadian operations in 1988, and was named General Manager and Director of North American Field Operations in 1993. He was elected as Vice President in 1995 and was responsible for all field sales operations within the United States, Canada and Latin America. Mr. Cobbe also serves on the Board of Directors of Perigree Investment Counsel Inc., Alternative Resources Corporation and Global Election Systems.

    James A. Marcum is a new nominee for director. He has served as an advisor to the Board since his selection as a director candidate on February 24, 1999. Mr. Marcum currently serves as Vice Chairman and Chief Financial Officer for Stage Stores, Inc., a retail chain of 680 stores with annual sales volume of $1 billion. He joined Stage Stores in June 1995 as Executive Vice President and Chief Financial Officer. Prior to joining Stage Stores, Mr. Marcum served in various positions at Melville Corporation from 1983 to 1995, including Senior Vice President and Chief Financial Officer of Marshalls, Inc. from 1989 to 1990 and as Treasurer of Melville from 1990 to 1995.

    Carmie Mehrlander was named President and Chief Operating Officer of the Company on February 12, 1998, and was elected to fill a vacancy on the Board of Directors on March 26, 1998. Prior to joining the Company, Ms. Mehrlander served as Executive Vice President-Merchandising for Home Shopping Network from June 1996 to June 1997, and as Divisional Vice President of Sears Merchandise Group from August 1993 to June 1996. Prior to joining Sears, she was Group Vice President of Macy's South from July 1990 to August 1993 following 13 years of fashion retailing at Abraham & Strauss and Macy's (Bamberger's).

CONTINUING DIRECTORS

    Barbara Bass has been a director of the Company since February 17, 1993.
She previously served as President and Chief Executive Officer of the Emporium Weinstock division of Carter Hawley Hale Stores, Inc., a department store chain, from 1989 to 1992. During 1987 and 1988, Ms. Bass served as Chairman of the Board and Chief Executive Officer of I. Magnum, a division of Federated Department Stores. Prior thereto, from 1980 until 1987 Ms. Bass was employed by Bloomingdales, a division of Federated Department Stores, serving as Executive Vice President from 1985 until 1987, Senior Vice President from 1983 until 1985, Merchandising Vice President from 1981 until 1983, and Operating Vice President during 1980 and 1981. Prior to joining Bloomingdales, Ms. Bass spent eight years in fashion retailing at Macy's California and Burdine's. Ms. Bass also serves on the Board of Directors for DFS Group Limited, Starbucks Corporation and bebe stores, inc.

    Edmund H. Damon joined the Board of Directors in 1984 and is a private investor after having served as President and Chief Executive Officer of Pantasote, Inc. from January 1986 to September 1989, and as President and Chief Operating Officer from May 1983 through December 1985. Mr. Damon served as Vice President of Mainstream Access, Inc. from September 1982 to May 1983, and as Vice President and a member of the Management Committee of The Singer Co. for more than three years prior to September 1982.

     Glenn E. Hemmerle was elected to the Board of Directors on May 1, 1997. He currently serves as President and Chief Executive Officer of The Johnny Rockets Group, Inc., a chain of 117 restaurants with locations in the United States, Australia, the Middle East, Japan and Canada. Prior to joining Johnny Rockets on February 12, 1997, Mr. Hemmerle was President and Chief Executive Officer of Pearle Vision, a subsidiary of Grand Metropolitan, P.L.C. from August 1994 to September 1996. Prior thereto, he served as President and Chief Executive Officer of Crown Books from 1992 to 1994 and held the same position at Athlete's Foot Group, Inc. from 1987 until 1992. Mr. Hemmerle also serves on the Board of Directors of Monarch Dental Corporation.

     Robert S. Jackson was appointed Chief Executive Officer of the Company on February 2, 1998, after serving as acting President and Chief Executive Officer of the Company since March 29, 1997. He has been a member of the Board of Directors since 1991. Prior to joining Bombay as an officer, he was a private investor and business consultant after having served as President and Chief Executive Officer of USPCI, Inc., a former waste management subsidiary of Union Pacific Corporation from May 1991 until December 1994. From December 1981 until May 1991, Mr. Jackson was employed by Union Pacific Resources, the oil and gas and hard minerals subsidiary of Union Pacific Corporation, serving as its Vice President of Finance and Administration from 1984 until 1988 and as its Executive Vice President and Chief Financial Officer from 1988 until 1991.

     A. Roy Megarry was elected to the Board on October 13, 1994. He serves as Corporate Director and was formerly Chairman of The Globe and Mail, a major Canadian newspaper headquartered in Uxbridge, Ontario since 1993. In connection therewith, he also acts as a consultant to Thomson Newspapers. Prior thereto, from 1978 to 1992, Mr. Megarry served as Publisher and Chief Executive Officer of The Globe and Mail newspaper. Mr. Megarry also serves on the Board of Directors of GST Telecommunications.

     Robert E. Runice joined the Board of Directors in 1985 and is a private investor and business consultant. He has been associated with the telecommunication industry for over forty years and from 1983 to 1991 was a Vice President of US West, Inc. and President, Commercial Development Division of US West, Inc. US West, Inc. is a telecommunications service corporation headquartered in Englewood, Colorado. Mr. Runice also serves on the Boards of Directors of Tandy Brands Accessories, Inc. and Utilx, Inc.

MEETINGS AND COMMITTEES OF THE BOARD

    For the fiscal year ended January 30, 1999, the Board of Directors met six times. No director who served the entire fiscal year attended less than seventy-five percent (75%) of the meetings. The Board has three standing Committees, described below. Committee appointments are reviewed by the Board at its meeting following each annual meeting of shareholders.

    The Board of Directors has an Audit and Finance Committee currently composed of the following directors: A. Roy Megarry (Chairperson), Glenn E. Hemmerle, Carson R. Thompson and Robert E. Runice. It is expected that Mr. Thompson will be replaced by Mr. Marcum on the committee upon his election to the Board. The Audit and Finance Committee is primarily concerned with the effectiveness of the Company's accounting policies and practices, financial reporting, and internal controls. Specifically, the committee reviews and approves the scope of the annual examination of the books and records of the Company and reviews the findings and recommendations of the outside auditors on completion of the audit; considers the organization, scope and adequacy of the Company's internal controls function; monitors the extent to which the Company has implemented changes recommended by the independent auditors to the committee; and provides oversight with respect to accounting principles employed in the Company's financial reporting. The committee, comprised entirely of non-employee directors, met three times during the fiscal year.

    The Board of Directors has a Compensation and Human Resources Committee currently composed of the following directors: Barbara Bass (Chairperson), George B. Cobbe, Edmund H. Damon and Robert E. Runice. The Compensation and Human Resources Committee is primarily concerned with the Company's organization, salary and non-salary compensation and benefit programs, succession planning and related human resources matters. The committee also recommends to the Board of Directors annual salaries, bonus programs and administers certain retirement, stock option and other plans covering executive officers. The committee, comprised entirely of non-employee directors, met three times during the fiscal year.

    The Board of Directors has an Executive Committee currently composed of the following directors: Edmund H. Damon (Chairman), Barbara Bass, A. Roy Megarry, Carmie Mehrlander and Robert S. Jackson. The Executive Committee is primarily concerned with the Company's strategic planning and also has the responsibility for director affairs, including the recommendation of nominees for new or vacant Board positions. The committee will consider persons brought to its attention by shareholders. The names of the proposed nominees should be sent to the Chief Executive Officer or Secretary of the Company at the address shown on the cover of this Proxy Statement. The committee met once during the fiscal year.

COMPENSATION OF DIRECTORS

    A.~~~Cash~Compensation.~ A director who is an employee of the Company is not compensated for service as a member of the Board of Directors or any committee of the Board. For the fiscal year ended January 30, 1999, non-employee directors received cash compensation consisting of an annual retainer of $18,500, and an $1,000 fee for each Board meeting and each committee meeting attended. Committee Chairpersons received an additional annual retainer of $4,000 for committee work. These amounts reflect no change in director cash compensation from the prior year. The Company also reimburses its directors for travel, lodging and related expenses incurred in attending Board and committee meetings, and provides each director with travel accident and directors' and officers' liability insurance.

    B.~~~Director~Stock~Option~Plan.~ The 1991 Director Stock Option Plan (the "Director Plan") was adopted by the Board of Directors on August 14, 1991, and approved by the Company's shareholders on November 12, 1991. The Director Plan provides for the granting of non-qualified stock options to members of the Board of Directors who are not employees of the Company or any of its subsidiaries (the "Non-Employee Directors").

    The Director Plan provides for both an initial grant of an option to new directors and an automatic annual grant of an option to continuing directors on the third business day after the Company issues its press release summarizing the Company's performance for the prior fiscal year. The initial and automatic annual option grant is the lesser of 5,000 shares or $75,000 in face value. The initial grant vests 20% per year over a five year period and the annual grant vests in full six months after the grant.

    C.~~~Director~Stock~Deferral~Plan.~ The 1993 Stock Deferral Plan for Non-Employee Directors (the "Director Deferral Plan") was adopted by the Board of Directors on June 24, 1993, and approved by shareholders on October 13, 1993. Under the Director Deferral Plan, non-employee directors are given an election to defer the receipt of annual and Committee chair retainers and meeting fees, which are then credited in stock units equivalent to Common Stock and held by the Company in an account for the benefit of each participating director. The stock units, which are fully vested, become payable in the form of Common Stock upon retirement from the Board or otherwise as specified in the director's election notice. The stock units are adjusted for stock dividends, stock splits, combinations, reclassifications, recapitalizations or other capital adjustments. In the event of a change in control, as defined in the Director Deferral Plan, all units are immediately payable.


                       EXECUTIVE OFFICERS OF THE COMPANY

CURRENT EXECUTIVE OFFICERS

    The executive officers of the Company, their respective ages, positions held and tenure as officers are as follows:
                                     POSITION(S) HELD WITH      OFFICER OF THE
        NAME                              THE COMPANY            COMPANY SINCE
                        AGE

Robert S. Jackson       53     Chief Executive Officer               1997

Carmie Mehrlander       47     President and Chief Operating         1998
                               Officer

Brian N. Priddy         42     Senior Vice President, Stores         1998

Steven C. Woodward      42     Senior Vice President,                1998
                               Merchandising

Daniel L. Lawrence      50     Senior Vice President, Sourcing       1996

Elaine D. Crowley       40     Vice President, Finance and           1996
                               Treasurer

James D. Johnson        52     Vice President, Human Resources       1998
Cathy S. Pringle        47     Vice President, Marketing             1998

Michael J.              42     Vice President, Secretary and         1985
Veitenheimer                     General Counsel

BUSINESS EXPERIENCE

    Information concerning the business experience of Mr. Jackson and Ms. Mehrlander is provided under the section entitled "Election of Directors."

    Brian N. Priddy was named Senior Vice President, Stores on April 21, 1998. Prior to joining Bombay, Mr. Priddy served as District General Manager and a member of the Senior Strategic Leadership Team for Sears, Roebuck and Company from July 1993 to April 1998 and as Regional Merchandise Manager (Furniture/Hardlines) for Montgomery Wards from September 1992 to July 1993. From May 1991 until September 1992, Mr. Priddy served as Director of Stores for the Lillie Rubin chain of specialty stores and from November 1984 to April 1991 as Regional Vice President of Store Operations for Maison Blanche department stores.

    Steven C. Woodward was named Senior Vice President, Merchandising on August 3, 1998. His responsibilities include buying, concept and product development, planning, allocation, multinational sourcing and quality assurance. Mr. Woodward came to Bombay from Service Merchandise where he was the Vice President of the Home Store Merchandise group from November 1997 to July 1998. Prior thereto, Mr. Woodward held various positions at Pier 1 Imports from August 1992 to October 1997, including Vice President of Furniture, Textiles and Decorative Accessories.

    Daniel L. Lawrence has served as Senior Vice President, International Sourcing since 1992 and is principally responsible for product sourcing and quality assurance. He was elected a corporate officer on February 21, 1996. From 1990 to 1992 he acted as Vice President, Merchandising for the former Bombay division of the Company. Mr. Lawrence joined Bombay after serving as Senior Vice President, Merchandising for Michael's Stores, Inc. and holding various positions at Pier 1 Imports from 1975 to 1988, including Vice President, Divisional Merchandise Director from 1986 to 1988.

    Elaine D. Crowley was named Vice President, Finance and Treasurer effective January 25, 1996, after having served as Corporate Controller since January 1995. Prior thereto, Ms. Crowley acted as Executive Vice President, Operations of The Bombay Company division from January 1994 to January 1995, Vice President and Controller from January 1991 to December 1994, and Controller from August 1990 to December 1990. Ms. Crowley was with Price Waterhouse from 1981 to 1990.

    James D. Johnson joined Bombay on August 17, 1998 as Vice President, Human Resources. Prior thereto, Mr. Johnson served as Regional Human Resources Manager for Sears Product Service for the Dallas and Memphis Region, and as District Human Resources Manager for Sears Retail Organization from December 1994 to August 1998. Prior thereto, Mr. Johnson was employed by Federated Department Stores in the Abraham & Strauss division from August 1982 to December 1994 as Area Director of Human Resources, Director of Human Resources/Operations and Merchandising Group Manager. Mr. Johnson began his retail human resources career at Macy's Department Stores when he was employed from 1974 to 1982.

    Cathy S. Pringle joined the Bombay management team on September 9, 1998 from Paging Network, Inc. in Dallas, Texas where she served as Vice President Marketing, Paging Products and Services from 1996 to 1998. Prior to Paging Network, Inc., Ms. Pringle was Director of Marketing for the Printing and Publishing Division of Jostens during 1995 and 1996. Ms. Pringle began her marketing career at Rubbermaid Incorporated, where she served as Group Product Manager during 1994-1995, Senior Product Manager during 1993-1994, Product Manager from 1989 to 1993 and as Marketing Coordinator from 1986 to 1989.

    Michael J. Veitenheimer was named Vice President effective August 4, 1994, and has served as Secretary of the Company since July l, 1985, and General Counsel since December 1983. From 1983 to 1985 he was Assistant Secretary of the Company. Prior thereto, Mr. Veitenheimer was in private practice of law in Fort Worth, Texas.

TERMS OF OFFICE: RELATIONSHIPS

    The officers of the Company are elected annually by the Board of Directors at a meeting held immediately following each annual meeting of shareholders, or as soon thereafter as necessary and convenient in order to fill vacancies or newly created offices. Each officer holds office until his or her successor is duly elected and qualified or until his or her death, resignation or removal, if earlier. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

    There are no family relationships among the executive officers, and there are no arrangements or understandings between any officer and any other person pursuant to which that officer was selected.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The Summary Compensation Table includes individual compensation information on the Chief Executive Officer and the four other most highly paid executive officers as of January 30, 1999.

                             SUMMARY COMPENSATION TABLE

                                                            Long-Term
                                                           Compensation

Name and Principal Fiscal     Annual        Other             Awards
     Position       Year   Compensation    Annual                            All
                                           Compen-    Restricted   Stock    Other
                          Salary   Bonus   sation(1)   Stock(2)   Options Compensation(3)
                            ($)     ($)      ($)         ($)        (#)       ($)
Robert S. Jackson    1998  415,000      0        -          0       123,200   17,703(3)
Chief Executive      1997  313,462 160,000       -          0       100,000   19,086
Officer



Carmie Mehrlander,   1998  300,000 150,000(4)    -     341,250(5)   280,000   2,432(3)
President and Chief
Operating Officer(6)



Brian N. Priddy,     1998  147,174 43,200(4)     -     74,063(5)     50,253   1,061(3)
Senior
Vice President,
Stores (6)



Elaine D. Crowley,   1998  145,000 16,000        -        0          26,200   8,067(3)
Vice                 1997  135,000 33,000        -        0          27,000   8,686
President, Finance   1996  130,000      0        -        0          20,000   17,913
and Treasurer



Michael J.           1998  165,000 23,000        -        0          34,200   9,473(3)
Veitenheimer,        1997  160,000 42,000        -        0          33,000   10,169
Vice President,      1996  149,880      0        -        0          22,489   19,727
General
Counsel & Secretary



(1) "Other Annual Compensation" is intended to cover forms of annual compensation not properly categorized as salary or bonus, including perquisites. No named executive received such compensation or perquisites which exceeded a threshold level for disclosure purposes.

(2) At the end of fiscal 1998 the Company had restricted stock awards outstanding covering 90,000 shares of stock, with a total value of $498,751 based upon the closing market prices on the dates of grant. The restricted shares vest over three years following the dates of grant. Dividends will not be paid on the restricted stock.

(3) The totals in this column reflect the aggregate value of the Company contribution to each named executive under the 401(k) Savings Plan, Supplemental Stock Plan, Executive Disability Plan and life insurance. For the fiscal period ended January 30, 1999, these amounts were as follows:
     Robert S. Jackson:  $6,563; $5,387; $2,300 and $3,453.  Carmie Mehrlander:
     $0; $0; $845 and $1,587.  Brian N. Priddy:  $0; $0; $578 and $483.
     Elaine D. Crowley:  $5,889; $627; $1,088 and $463.  Michael J.
     Veitenheimer:  $5,784; $1,904; $1,188 and $597.

(4)  Guaranteed bonus for first year of employment.

(5)  Ms. Mehrlander's restricted stock award represents 60,000 shares which vests as follows:  10,000 shares on February 12, 1999; 20,000 shares on
     February 12, 2000; and 30,000 shares on February 12, 2001.  Mr. Priddy's restricted stock grant represents 15,000 shares which vests as follows:  1,500 shares on April 27, 1999; 4,500 shares on April 27, 2000; and 9,000 shares on April 27, 2001.

(6) Ms. Mehrlander joined the Company on February 12, 1998. Mr. Priddy joined the Company on April 21, 1998.

STOCK OPTION GRANTS

    The following table provides information, with respect to individual grants under the 1996 Long-Term Incentive Stock Plan to the individuals named in the Summary Compensation Table, during the fiscal year ended January 30, 1999.


                          OPTION GRANTS IN LAST FISCAL YEAR
                              Percent of                                    Grant Date
                     Options     total     Exercise or                      Present
                     Granted    options    base price           Expiration  Value $
        Name          (#)(1)  granted to  ($ share)(2)             Date       (3)
                               employees
                                  in
                              fiscal year
Robert S. Jackson   123,200     12.0%        $4.3125             2/3/08    $312,657

Carmie Mehrlander   280,000     27.2%      140,000 @ $5.6875     2/12/08   $883,407
                                            70,000 @ $6.9375
                                            70,000 @ $8.1875

Brian N. Priddy      50,253      4.8%        $4.9375             4/27/08   $146,890

Elaine D. Crowley    26,200      2.6%        $4.3125             2/3/08     $66,490

Michael J.           34,200      3.3%        $4.3125             2/3/08     $86,793
Veitenheimer

(1) Grants of options to purchase shares of Common Stock under the 1996 Long-Term Incentive Stock Plan vest from the date of grant at a rate of either 20% per year for five years or 33% per year for three years and expire on the tenth anniversary of the date of grant. The Plan contains a provision which provides that, in the event of a change in control, as defined therein, all options granted under the plan immediately vest and become exercisable for a period of 60 days after the effective date of such change in control.

(2) Exercise price is equal to the closing price of the Common Stock on the New York Stock Exchange Composite Tape on the date of the grant.

(3) The grant date present values per option share were determined by using the Black-Scholes option pricing model in accordance with the rules and regulations of the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price. The options expiring on February 3, 2008 had a grant date present value of $2.54 per option share, the options expiring February 12, 2008 had a present value of $3.35, $3.08 and $2.84 respectively and the options expiring April 27, 2008 had a present value of $2.93 per option share. The Black-Scholes valuation model was based upon the following assumptions: volatility of 55.5% based on a historical daily average over a six year period, expected life of options at six years; no expected dividends and by using a risk-free interest rate range of 5.0 to 6.1%.

STOCK OPTION EXERCISES AND HOLDINGS

    The following table provides information with respect to the exercise of options by the individuals named in the Summary Compensation Table during the last fiscal year and the value of unexercised options held as of January 30, 1999.


    AGGREGATED OPTION EXERCISES IN FISCAL YEAR AND YEAR END OPTION VALUES

                                                                 Value of
                                               Number of      Unexercised In-
                       Shares                 Unexercised          the-
                      Acquired     Value      Options at     Money Options at
                    on Exercise  Realized       1/30/99         1/30/99(1)
        Name            (#)         ($)      Exercisable/    ($) Exercisable/
                                             Unexercisable    Unexercisable
Robert S. Jackson       0           0       48,812/203,200    12,629/10,267

Carmie Mehrlander       0           0            0/280,000         0/0

Brian N. Priddy         0           0             0/50,253         0/0

Elaine D. Crowley       0           0        56,262/53,000     1,092/2,183

Michael J.              0           0        59,389/64,300     1,425/2,850
Veitenheimer


(1)The closing price of the Company's Common Stock on January 29, 1999, was $4.4375 per share.

TERMINATION AGREEMENTS

    On February 12, 1998, the Company hired Ms. Carmie Mehrlander as President and Chief Operating Officer. Pursuant to her contract of employment, in the event she were terminated without cause within the first year of employment, she would be entitled to severance equal to 24 months base salary. Separation during the second year of employment entitles Ms. Mehrlander to 12 months base salary continuation. In addition, in the event of a change in control, all stock options previously granted shall vest and become exercisable for a 90 day period following the change of control and the severance pay provisions would be activated.

    On April 27, 1998, the Company hired Mr. Brian N. Priddy as Senior Vice President, Stores. Pursuant to Mr. Priddy's offer letter, he is entitled to severance equal to 12 months base salary if terminated without cause during the first year of employment. After the first year, the agreement provides for severance up to 12 months base salary, six months guaranteed and six months subject to offset by earnings from subsequent employment. Upon change of control, all stock options and restricted stock vests and the severance pay provisions would be activated.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

    The Compensation and Human Resources Committee of the Board of Directors (the "Committee") is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers. The Committee consists of four independent, non-employee directors. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board.

~   Compensation~Philosophy.~The Company's long-standing compensation philosophy is one of emphasizing performance-based compensation incentives which create a strong focus on growth in earnings per share and the enhancement of shareholder value. This program consists of competitive base salaries, a bonus program based on successfully achieving predetermined financial and individual performance goals and a heavy emphasis on equity ownership. These compensation elements address both short-term and long-term performance goals. It is understood that the Company's success and ability to properly manage its growth and improved shareholder return depends to a significant extent both upon the performance of its current senior management team and its ability to attract, hire, motivate and retain additional qualified management personnel in the future. It is further recognized that the inability to recruit and retain such personnel, or experiencing the loss of critical management, could have an adverse impact on the Company. With these understandings, the Committee has used the following principle objectives in establishing the Fiscal 1998 compensation plan:

(1)to continue to target officer total compensation at the 50th to 75th percentile of market levels as demonstrated by competitive data;

(2)to utilize an annual incentive plan design with a variable pay component to insure the universal understanding and practice of a "pay for performance" philosophy;

(3)to have a variable pay component that provides flexibility to appropriately assign bonus dollars to key performers;

(4)to ensure the retention of key management resources; and

(5)to grow the equity ownership of senior management.

    The Company has elected to use the Standard & Poors Retail Stores Composite Index to compare the performance of the Company to that of a broad index of other retailers for purposes of the Shareholders' Total Return Graph presented elsewhere in this Proxy Statement. However, in reviewing compensation issues, the Committee focuses on a narrower, more analogous group of retailers (the "Comparative Group"), along with national survey data. The Comparative Group is reviewed by the Committee annually and changes to the group are made as necessary for comparability purposes. The Committee is of the opinion that these companies reflect a group with which Bombay competes for executive talent. In the selection process, the following criteria is used: first, the company is in the business of specialty retail, with revenues of $200 million to approximately $1 billion; and second, a preference is given to home furnishings retailers (mall and non-mall) and to mall-based retailers in other merchandise categories with operating, growth and earnings characteristics similar to the Company. The Comparative Group used for Fiscal 1998 consisted of 16 companies, the majority of which are not in the Retail Stores Composite Index. To further refine comparability, the Committee also reviews compensation practices for a modified peer group containing the ten companies in the Comparative Group closest to Bombay in net sales volume.

~   Base~Salaries.~The Committee reviews and approves salaries for the CEO and the other executive officers on an annual basis. Recommended base salaries are reviewed and set based on information derived from the Comparative Group and national surveys of compensation data, as well as evaluations of the individual executives' positions, performance and contribution. In making salary decisions, the Committee exercises its discretion and judgment with no specific formula being applied to determine salary levels. Salaries of Company executives are generally set at or near median levels. The Committee determined, after a review of comparative data, that the salary levels at the executive positions were at reasonably competitive levels. During the fiscal year the Company recruited individuals to fill the positions of President/Chief Operating Officer, Senior Vice President-Stores, Senior Vice President-Merchandising, Vice President-Marketing and Vice President-Human Resources.
This recruiting process largely determined the competitive compensation levels for these positions. The Committee gave modest increases to several continuing officers to maintain median competitive base salary levels in relation to the Comparative Group and to recognize the assumption of additional responsibilities. The base salary of the CEO was decreased as discussed below. In the executive officer group, salaries for the fiscal year represented a range of 60% to 75% of projected total annual compensation.

~   Annual~Incentive~Bonus.~Annual incentive bonuses for executive officers are designed to satisfy the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon Company performance. To carry out this philosophy, the Company implemented the Executive Management Incentive Compensation Plan (the "Incentive Plan") effective July 4, 1994. The Incentive Plan, approved by shareholders on October 13, 1994, is a pay-for-performance plan intended to motivate and reward executive officers by directly linking cash bonuses to specific corporate financial targets.

    The Incentive Plan provides that a bonus pool is created based upon measurements of shareholder return, principally on improvement in earnings. The bonus pool is derived by setting aside a fixed percentage of pre-tax profits and contains a profit threshold that must be met for the payment of any bonus based on profitability. The profit percentage and other shareholder return measurement elements, if applicable, along with the minimum thresholds are established by the Committee and approved annually by the Board of Directors.

    Prior to 1997, bonus results were based entirely on financial measures and discretion was not used to determine or adjust bonus amounts. The Committee determined that, with the maturing of the Company and due to the critical need to recruit and retain key senior executives during an important time for the Company, the Incentive Plan should be amended to provide that a portion of annual incentive bonus should be based upon individual performance of the officer. This amendment, adopted in May 1997, has been incorporated into the compensation planning process. See Summary Compensation Table.

    Profitability in excess of the approved fiscal 1998 thresholds would generate bonus dollars to be divided between discretionary and automatic formula awards based upon predetermined allocations of the bonus pool dollars. Achievement of the business plan provided bonus dollars available for distribution with approximately 60% based upon Company performance and with the balance based upon individual performance.

    If the threshold levels for profits and return on assets are met, the Incentive Plan permits bonus results to be adjusted through the application of a "growth factor" based upon earnings per share compared to the prior year. Since Fiscal 1998 was perceived as an ongoing turnaround period for the Company, the growth factor was not included in the compensation plan for the year.

~   ~Compensation~Results.~The Company's performance for the period ended
January 30, 1999, did not meet the minimum profit threshold criteria established for the fiscal year so no profit-based bonuses were paid. However, the Committee utilized its discretionary authority to grant bonuses based upon individual performance to two executive officers, totaling $39,000. Several other executive officers had guaranteed bonuses for their first year of employment as part of their recruitment. These bonuses are reflected in the Summary Compensation Table.

~   Stock~Options/Equity~Ownership.~The Company's compensation program is also intended to create long-term incentives for executives to act in ways that will create long-term growth in shareholder value. In 1998, to further its equity leveraged pay practice, restricted stock awards and stock options were granted to the President/Chief Operating Officer and to two Senior Vice Presidents which vest at varying stages over a period of three years from the date of grant. The remaining members of Senior Management were awarded incentive and non-qualified stock options. These grants, made by the Committee under the 1996 Long Term Incentive Stock Plan, are reflected in the "Summary Compensation" and "Option Grants in Last Fiscal Year" tables contained in this Proxy Statement.

    Pursuant to the 1996 Long-Term Incentive Stock Plan, awards are granted at the discretion of the Committee, usually once per year. The number of shares covered by such awards are determined based upon benchmarks for comparable positions and an assessment of the individuals' performance. The Committee considers the recommendation of and relies on information provided by the CEO in determining awards to be granted to the non-CEO executive officers. Other than the restricted stock awards referred to above, the Company has used only stock options which, when awarded, are granted with an exercise price equal to or greater than the fair market value of the Company's Common Stock on the date of grant. Options typically vest over a three-year period (33% per year) and are not dependent on further individual performance criteria. The Committee believes that the periodic grant of time-vested stock options provides an incentive that focuses the executives' attention on managing the business from the perspective of owners with an equity stake in the Company. It further motivates executives to maximize long-term growth and profitability because value is created in the options only as the Company's stock price increases after the option is granted.

~   CEO~Compensation.~Mr. Robert S. Jackson served as CEO for the full fiscal year and as Chairman from May 21, 1998, through the end of the fiscal year. Based upon the competitive data it was determined that the compensation mix between salary and bonus for Mr. Jackson should be slightly adjusted by lowering his base salary and increasing his bonus opportunity. He was paid a base salary of $415,000 for the period, representing a reduction from an annualized rate of $440,000 for the prior year. Since the Company did not achieve the minimum threshold of earnings improvements, Mr. Jackson was not paid a bonus for Fiscal 1998. On February 3, 1998, Mr. Jackson was granted incentive and nonqualified stock options covering 123,200 shares, priced at $4.3125 per share, which will vest equally over a three year period.

~   ~Impact~of~Section~162(m)~of~the~Internal~Revenue~Code.~The Committee has
considered the potential impact of Section 162(m) of the Internal Revenue Code, which imposes a $1 million limit per year on the corporation tax deduction for compensation (including stock-based compensation such as stock options) paid with respect to the top five executive officers of publicly-held corporations, unless, in general, such compensation is performance-based and approved by shareholders. It is the Company's present intention that all amounts paid to its executives be fully deductible under the applicable tax laws. To maintain this deductibility, the Committee adopted and the Board of Directors and shareholders approved the Incentive Plan, along with the 1996 Long-Term Incentive Stock Plan.

    The Committee believes that the quality and motivation of management makes a significant difference in the performance of the Company, and that a compensation program which is tied to performance is in the best interests of shareholders. The Committee is of the opinion that the Company's compensation plans meet these important requirements.

                                        Barbara Bass, Chairperson
                                        George B. Cobbe
                                        Edmund H. Damon
                                        Robert E. Runice


1994 - 1999 SHAREHOLDERS' TOTAL RETURN GRAPH

    The following graph compares the Company's cumulative shareholder return to the returns for all the companies in the S&P 500 Index and those companies comprising the S&P Retail Stock Composite Index for the five year period ended January 1999. The return values are based on an assumed investment of $100, as of the close of business on the last day of January 1994, in the Company's Common Stock and in each of the two comparator groups, with all dividends treated as reinvested and each comparator group weighted by each component company's market capitalization on the last day of January for each subsequent year through January 1999.

              COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
            AMONG THE BOMBAY COMPANY, INC., THE S&P 500 INDEX
                AND THE S&P RETAIL STORES COMPOSITE INDEX

                                1/94   1/95   1/96   1/97   1/98   1/99
THE BOMBAY COMPANY, INC.        $100    $32    $21    $17    $17    $16

S&P 500                         $100   $101   $139   $176   $224   $296

S&P RETAIL STORES COMPOSITE     $100    $93   $100   $119   $177   $290


* $100 invested on 1/31/94 in stock or index - including reinvestment of dividends. Fiscal year ending January 31.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and certain persons or groups who beneficially own more than ten percent (10%) of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the applicable national stock exchange. Such officers, directors and beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and beneficial owners in excess of ten percent (10%) were complied with during the fiscal year ended January 30, 1999.

                              CERTAIN TRANSACTIONS

    On November 20, 1996, the Board of Directors approved a $75,000 loan to Mr. Michael J. Veitenheimer, Vice President of the Company, incident to the servicing of debt related to the exercise of stock options resulting in the purchase of Company stock. The loan bears interest at the applicable federal rate, has a 10 year payment schedule and $75,000 remains outstanding.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors selected PricewaterhouseCoopers LLP as independent accountants to audit the books, records and accounts of the Company for Fiscal 1998. PricewaterhouseCoopers LLP has served as the Company's independent accountants since 1975 and is, therefore, familiar with the affairs and financial procedures of the Company. To the knowledge of management, neither such firm nor any of its members has any direct or material indirect financial interest in the Company nor any connection with the Company in any capacity otherwise than as independent accountants.

      Audit and audit related services performed by PricewaterhouseCoopers LLP during the fiscal period ended January 30, 1999, included the audit of the financial statements of the Company.

      A representative of the firm is expected to be present at the Annual Meeting on May 20, 1999, to answer questions and, if necessary, will be afforded an opportunity to make a statement regarding the financial statements.

                           PROPOSALS OF SHAREHOLDERS

      The Annual Meeting of Shareholders for the 1999 fiscal year is expected to be held on or about May 18, 2000, with the mailing of Proxy materials for such Meeting to be made on or about April 3, 2000. If a shareholder intends to submit a proper proposal for presentation at such Annual Meeting, the proposal must be received by the Company at its principal executive offices on or before December 6, 1999, in order to be considered for inclusion in the Proxy Statement and Proxy relating to such Meeting.

      If a shareholder intends to present a proposal at the Annual Meeting of Shareholders in 2000 without seeking to include the proposal in the Company's proxy materials for that meeting, the Company's management proxies will be entitled to use the discretionary voting authority that will be contained in the proxies for the Annual Meeting of Shareholders to vote on that proposal at the Annual Meeting of Shareholders, unless prior notice of the proposal is given to the Company. Prior notice must be given to the Company at least 45 days before the date in 2000 corresponding to the mailing date of this Proxy Statement, which is April 9, 1999. The date that is 45 days before the corresponding mailing date in 2000 is therefore February 24, 2000. Accordingly a shareholder who desires to present a proposal at the Annual Meeting of Shareholders in 2000 without seeking to include the proposal in the Company's proxy materials for that meeting should provide notice of the proposal to the Company no later than February 24, 2000. If the shareholder fails to do so, the Company's management proxies for the Annual Meeting of Shareholders will be entitled to use their discretionary voting authority on that proposal, without any discussion of the matter in the proxy materials.

                                    GENERAL

    The Company will furnish without charge to each person whose Proxy is being solicited, upon request of any such person, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended January 30, 1999, as filed with the Securities and Exchange Commission, including the financial statements and schedules. Such report will be filed with the Securities and Exchange Commission on or before April 30, 1999. Requests for copies of such report should be directed to Michael J. Veitenheimer, Vice President, Secretary and General Counsel, The Bombay Company, Inc., 550 Bailey Avenue, Suite 700, Fort Worth, Texas 76107.

REPORT TO SHAREHOLDERS

    The Annual Report to shareholders of the Company for the fiscal year ended January 30, 1999, has been forwarded to all shareholders. The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of Proxies.

    Please date, sign and return the enclosed Proxy at your earliest convenience in the enclosed envelope. No postage is required for mailing in the United States. A prompt return of your Proxy will be appreciated as it will save the expense of further mailings.

                                            By Order of the Board of Directors


                                            MICHAEL J. VEITENHEIMER
                                            ~Vice~President,~Secretary~~~~~~~
                                               ~~and~General~Counsel~~~~~~~~~



PROXY

THE BOMBAY COMPANY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned security holder of The Bombay Company, Inc., a Delaware corporation, hereby appoints Elaine D. Crowley and Brian N. Priddy, and each of them, with full power of substitution, to represent and vote on behalf of the undersigned all securities which the undersigned is entitled to cast at the Annual Meeting of Shareholders scheduled to be held on Thursday, May 20, 1999, at 9:00 A.M., local time, at the Botanic Garden Center Complex, 3220 Botanic Garden Boulevard, Fort Worth, Texas 76107, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such securities upon the matters described in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged), and upon any other business that may properly come before the Annual Meeting.

The securities represented by this Proxy will be voted as specified on the reverse side, but if no specification is made, the Proxies named above intend to vote the securities at their discretion FOR the election of the nominees listed in Proposal 1 and otherwise at the discretion of the Proxies.

SEE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

/X/ Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW AS DIRECTORS.

1.  To elect Class B Directors:

Nominees:  George B. Cobbe, James A. Marcum and Carmie Mehrlander

         For               Withheld
         / /                 / /

/ / ______________________________________
    For all nominees except as noted above

2. In their discretion upon such other matters as may properly come before the meeting.



MARK HERE IF YOU PLAN TO ATTEND THE MEETING             / /

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT          / /

IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE DATE, SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. (Only one signature is required in the case of securities registered in the name of two or more persons.)

Signature:___________________________  Date:______________

Signature:____________________________ Date:______________